SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2002

S1 CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-24931	58-2395199

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 Lenox Road, Suite 200, Atlanta, Georgia 30326

(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 923-3500

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

     On September 19, 2002, S1 Corporation (“S1”) issued a press release announcing its investor conference, which took place on September 19, 2002, and provided certain financial guidance for fiscal year 2003. That press release is filed as Exhibit 99.1 to this report. A webcast of the executive presentations at the investor conference is available at www.s1.com beginning September 20, 2002.

Item 7. Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits

	Exhibit No.	Description

	99.1	Press release, dated September 19, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S1 CORPORATION (Registrant)

/s/ Richard P. Dobb Richard P. Dobb Vice President, General Counsel and Secretary

Date: September 19, 2002

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated September 19, 2002.